FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5131340

The Registrar of Companies for England and Wales hereby certifies that

EVER 2403 LIMITED

having by special resolution changed its name, is now incorporated

under the name of

PAYMENTSHIELD HOLDINGS LIMITED

Given at Companies House, Cardiff, the 1st September 2004

C051313400

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 5131340

The Registrar of Companies for England and Wales hereby certifies that

EVER 2403 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 18th May 2004

N051313404

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC007B